Exhibit 10.14
LANCE, INC.
2005 EMPLOYEE STOCK PURCHASE PLAN
(Amended and Restated effective January 1, 2007)
     1. Establishment of Plan. Lance, Inc. (the “Company”) previously established the Employee Stock Purchase Plan of Lance, Inc. (the “Prior Plan”). The Company established a new plan, to be known as the Lance, Inc. 2005 Employee Stock Purchase Plan (the “Plan”), which superseded and replaced the Prior Plan upon the Plan becoming effective pursuant to Paragraph 25 below. This document constitutes an amendment and restatement of the Plan to reflect (i) a change in the timing of purchases under the Plan and (ii) a change in the Agent under the Plan since the Plan was originally effective.
     2. Purpose. The purpose of the Plan is to give employees of the Company and its subsidiaries wishing to do so a means of purchasing stock in the Company through payroll deductions. The Company believes that ownership of stock by employees will foster increased employee interest in the Company’s success, growth and development. The class of stock which is to be purchased under the Plan is the $.83-1/3 par value Common Stock of the Company (the “Stock”).
     3. Available Shares. Subject to the provisions of this Paragraph 3, the aggregate number of shares of Stock that may be purchased by Participants under the Plan shall not exceed 300,000 shares. Notwithstanding the foregoing, in the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Internal Revenue Code) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of shares of Stock which may be purchased by Participants under the Plan as may be determined to be appropriate and equitable by the Administrative Committee (appointed by the Board of Directors of the Company), in its sole discretion.
     4. Eligibility. All regular full-time employees over 18 years of age with l full year of service are eligible to participate in the Plan on a voluntary payroll deduction basis. For purposes of the Plan, “regular full-time employee” means an employee of the Company or its subsidiaries with customary employment for at least 20 hours per week and five months per calendar year. However, when an employee who has become a participant in the Plan subsequently withdraws from the Plan, the employee is ineligible to rejoin the Plan for 24 full weeks from the Withdrawal Date (as defined in Paragraph 16). Notwithstanding any provision herein to the contrary, no employee of the Company who beneficially owns five percent (5%) or more of the Stock shall be eligible to participate in the Plan.
     5. Participation. Participation in the Plan is entirely voluntary. An eligible employee may become a participant in the Plan (“Participant”) by completing a Payroll Deduction Authorization Form and submitting it to the Corporate Benefits Department of the Company or the

Human Resources Department of the Company’s subsidiaries at least five business days before the date on which the employee’s pay is to be subject to the first deduction. The employee incurs no fee on becoming a Participant.
     6. Employee Contribution. Each Participant shall make a contribution under the Plan each pay period in an amount determined by the Participant ranging from a minimum of $5 per week to a maximum of 10% of the Participant’s base pay for the pay period (or in the case of a commission sales representative, a maximum of 10% of the amount equal to the quotient of the Participant’s total sales commissions for the preceding calendar year divided by the number of pay periods in such year). The contribution for each pay period shall be a multiple of $1. Payroll deduction of contributions shall be made each pay period.
     Subject to the above limitations, the Participant may at any time change the amount of his or her payroll deduction by completing in duplicate a Change in Payroll Deduction Form and forwarding it to the Corporate Benefits Department of the Company or the Human Resources Department of the Company’s subsidiaries. This change will be effective for the pay period following the pay period in which the Change in Payroll Deduction Form is received.
     7. Employer Contribution. The Company shall make a contribution under the Plan every pay period in an amount equal to 10% of the payroll deductions of a Participant for that pay period; provided, however, that the President and Chief Executive Officer of the Company may establish a Company contribution rate of up to 25% for any Participant as may be selected from time to time by the President and Chief Executive Officer of the Company, provided such Participant is not an officer of the Company, as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934.
     8. The Agent. AST Equity Plan Solutions, Inc., or such other third party administrator as may be selected from time to time by the Company (the “Agent”), shall administer the Plan and receive and hold funds and Stock in the Plan. The Agent, with the consent of the Administrative Committee of the Company, shall have the power and authority to establish such procedures as the Agent deems necessary to effect equitably the provisions and intent of the Plan.
     9. Initiation of Participation in the Plan. The employee initiates his or her participation in the Plan by completing the Payroll Deduction Authorization Form and submitting it to the Corporate Benefits Department of the Company or the Human Resources Department of the Company’s subsidiaries at least five business days before the pay day on which the first payroll deduction is to be made. Upon timely receipt of the Payroll Deduction Authorization Form, and until the Participant withdraws from the Plan, the Company shall deduct the authorized deduction from the Participant’s paycheck each pay period and pay this amount to the Agent as soon as administratively practicable after the pay period.
     10. Stock Purchases. With the funds then available, the Agent shall purchase shares of Stock on the open market at the then current market price. The Company shall bear the expenses of such purchases. Purchases shall be made as soon as administratively practicable after each pay period, but no later than 30 days after the pay period except as otherwise provided herein, if the following three conditions are met: (a) prior to the date of purchase the Agent shall have received the employer and employee contributions for such pay period, (b) during such 30-day period, there shall be a trading day for the Stock, and (c) during such 30-day period purchases of the Stock shall be permitted under the Federal Securities laws and all other applicable laws. In the event that these three conditions are not met during the 30 days after the pay period, the Agent shall make purchases on the first day after such 30-day period on which these three conditions are met. The shares purchased by the Agent shall be allocated to the “Stock Position” in each Participant’s Account on a proportionate basis. No fractional shares shall be purchased in the market, but the Stock Position in each Participant’s “Account” shall reflect an allocation of fractional shares up to three decimal places. Shares may be purchased on any securities exchange on which the Stock is traded, in the over-the-counter market or in negotiated transactions; provided, however, that no purchases may be made from the Company or any affiliate of the Company. In making purchases, the Agent may commingle the Participant’s funds with those of other Participants. Neither the Company nor the Agent shall have any liability in connection with the timing of such purchases or the price at which the Stock is purchased.
     11. Agent’s Custody of Stock. Stock allocated to a Participant’s Account is fully vested in the Participant, notwithstanding the fact that the Stock may be held in the name of the Plan, the Agent or the Agent’s nominee. Until otherwise notified in writing as provided in Paragraph 12, the Agent will hold the certificates for the shares of Stock held in each Participant’s Account and any cash dividends received by the Agent with respect to such shares will be used to purchase additional Stock for each Participant’s Account.
     Any stock dividend or shares issued pursuant to a stock split which are received by the Agent with respect to shares of Stock held in a Participant’s Account shall be credited to the Participant’s Stock Position on a proportionate basis. The Agent shall sell any stock rights or warrants applicable to any Stock held in a Participant’s Stock Account and add the proceeds to the “Cash Position” in the Participant’s Account. If such rights or warrants do not have a market value, the Agent may allow them to expire.
     12. Participant’s Rights in the Stock. Stock certificates shall be issued to a Participant for full shares in his or her Account upon written request to the Agent. After the issuance of such certificates, the Participant shall have all rights therein, and neither the Agent nor the Company shall have any responsibility with respect to such certificates or such Stock.
     The Agent will not vote shares held for the Participant’s Account. A proxy form will be forwarded to each Participant of record to be voted in his or her own discretion. All other communications from the Company to its stockholders will be forwarded to each Participant of record.
     13. Expenses. The Company will bear the expense of administering the Plan and having the Agent purchase shares of the Stock and hold them until certificates are issued to the Participants, including any brokerage commissions and transfer taxes in transferring the Stock from the Plan to the Participants.
     If a Participant requests that Stock in his or her Account be sold pursuant to Paragraph 15 or Paragraph 23, the Participant shall bear the expenses which a person would normally pay if he or she sold shares through a broker. Such expenses, which shall include any broker’s fees, commissions and postage actually incurred, shall be deducted from the Participant’s proceeds from the sale of such shares.
     14. Reports to Participants. The Agent shall render a report to each Participant as soon as practicable after the end of each month in which any change occurs in such Participant’s Account. The report shall show for the month then ended: (a) employee payroll deductions, (b) employer contributions, (c) dividends credited, (d) shares allocated or credited to the Participant’s Stock Position, (e) the cost per share of allocated shares, (f) the number of shares for which certificates have been issued and (g) the beginning and ending balances of the Stock Position and Cash Position in the Participant’s Account.
     15. Withdrawal From Plan. A Participant may withdraw from the Plan upon written notice to the Company and the Agent.
     Upon withdrawal, the Participant’s Account shall be closed and certificates for all full shares of Stock in his or her Account shall be issued to the Participant. No fractional shares shall be issued to the Participant, but the value of any such fractional interest which has been credited to his or her Stock Position shall be credited to the Cash Position in his or her Account. Such fractional interest shall be valued in proportion to the market value (as determined in accordance with Paragraph 16) of one share of the Stock at the close of trading on the Withdrawal Date (as defined in Paragraph 16).
     If the Participant requests in his or her notice of withdrawal, the Agent shall sell all (but not less than all) of the full shares of Stock held in the Participant’s Account; provided, however, that no Participant who is a Director of the Company or an officer of the Company, as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, or who is the holder of 10% or more of the Company’s Common Stock, may request the Agent to sell any of the shares of Stock held in his or her Account. The shares shall be sold “at market” on the Withdrawal Date and the net proceeds of such sale (proceeds less the costs of sale) will be remitted to the Participant in lieu of issuing certificates for such full shares. If the Participant does not specifically so request, the Agent will not sell any full shares but will issue the certificates for such shares to the Participant in his or her own name.
     As soon as practicable after the Withdrawal Date, the Agent will forward to the Participant the certificates for any full shares of Stock in the Participant’s Account (as shown by his or her ending Stock Position) and a check for the amount of uninvested funds in his or her Account, including credit for the value of any fractional interest and the net proceeds of any sale of full shares (as shown by his or her ending Cash Position).
     An employee who withdraws from participation in the Plan is ineligible to rejoin the Plan for at least 24 weeks from the Withdrawal Date. An employee may cease having payroll deductions made under the Plan without withdrawing from the Plan so long as the employee does not request that Stock or funds held in his or her Account be distributed to him or her.

     16. Determination of “Market Value” and “Withdrawal Date”. For purposes of Paragraph 15, “market value” shall be (a) if the Stock is listed on a national securities exchange or traded on The NASDAQ Global Select Market, the mean between the highest price and the lowest price at which the Stock shall have been sold regular way on a national securities exchange or The NASDAQ Global Select Market on said date, or, if no sales occur on said date, then on the next preceding date on which there were such sales of the Stock, or (b) if the Stock shall not be listed on a national securities exchange or traded on The NASDAQ Global Select Market, the mean between the bid and asked prices last reported by the National Association of Securities Dealers, Inc. for the over-the-counter market on said date or, if no bid and asked prices are reported on said date, then on the next preceding date on which there were such quotations, or (c) if at any time quotations for the Stock shall not be reported by the National Association of Securities Dealers, Inc. for the over-the-counter market and the Stock shall not be listed on any national securities exchange or traded on The NASDAQ Global Select Market, the fair market value determined by the Administrative Committee in such manner as it may deem reasonable.
     The “Withdrawal Date” shall be the tenth business day after the completion of purchases under the Plan for the pay period in which the Participant’s notice of withdrawal from participation in the Plan is received by the Company; provided, however, that for purposes of determining the “market value” of fractional interests in shares, if there has been no reported trading in the Stock on the Withdrawal Date, then such fractional interests shall be valued in proportion to the “market value” of the Stock on the first date preceding the Withdrawal Date on which trades in the Stock were reported.
     17. Retirement, Death or Termination of Employment. Notice of the retirement, death or termination of employment of an employee constitutes notice of withdrawal from the Plan. If the termination is by reason of death, settlement will be made to the Participant’s duly appointed personal legal representative after the satisfaction of any applicable requirements of law.
     18. Administration of the Plan. The Plan is to be administered by the Agent subject to the supervision of the Administrative Committee of the Company. The Administrative Committee may adopt rules, regulations and procedures to resolve matters not specifically covered by the Plan. The Board of Directors of the Company retains all power and right to amend or terminate the Plan, as set forth in Paragraph 19.
     19. Amendment and Termination of the Plan. The Company reserves the right to amend or terminate this Plan at any time upon 30 days written notice to Participants and to the Agent setting forth the effective date of the amendment or termination. The Company, with the consent of the Agent, may also terminate or amend the Plan at any time upon immediate notice to the Participants in order to correct any noncompliance of the Plan with any applicable law. Any amendments or termination, however, will not affect any Participant’s interest in the Plan which has accrued before the date of the amendment or termination.
     In the event of termination of the Plan, the Agent will make a distribution of Stock and cash as if each Participant had withdrawn from the Plan. As soon as practicable, the Agent will issue to each Participant certificates for all of the full shares held in his or her Account plus a check in an amount equal to the Cash Position in his or her Account.

     20. Risk of Stock Ownership. The Participant assumes all risks inherent in any stock purchase with respect to any Stock purchased under the Plan, whether or not the actual stock certificate has been issued to the Participant. A Participant has no guarantee against a decline in the price or value of the Stock, and the Company assumes no obligation for repurchase of the Participant’s Stock purchased under the Plan. A Participant has all the rights of any other stockholder of the Stock with respect to the full shares of Stock issued to him or her under the Plan.
     21. Liability of Company and Agent. Neither the Company nor the Agent shall be liable for any act done in good faith or for any omission to act, including without limitation any claims of liability (a) with respect to the prices at which shares are purchased or sold for a Participant’s Account and the times when such purchases or sales are made, (b) for any fluctuation in the market value after purchase or sale of shares, or (c) for continuation of a Participant’s Account until receipt by the Company and Agent of notice in writing of such Participant’s death.
     22. Tax Consequences. The Plan is established as a “non-qualified” stock purchase plan. Neither the Company nor the Agent makes any representation as to the tax consequences of an individual employee’s participation in the Plan. The amount of the payroll deduction for each Participant will be included in his or her gross income with the rest of his or her compensation and the employer contributions allocated to each Participant will constitute compensation income to him or her. The Company will compute withholding taxes and employment taxes by including employer contributions in compensation and without excluding any payroll deduction pursuant to the Plan. Cash dividends credited to the Participant’s Cash Account will generally be included in the gross income of the Participant for Federal income tax purposes. A Participant may also realize taxable gain or loss on the sale of his or her Stock by the Agent. The Participant retains all responsibility for all reports and payments required by any applicable tax laws.
     23. Nonassignability; Sale of Stock Other Than by Withdrawal. Except as expressly provided herein, a Participant shall have no right to sell, assign, encumber or otherwise dispose of his or her rights in his or her individual Account. No Participant shall have any right to draw checks or drafts against his or her individual Account or to instruct the Agent to perform any act not expressly provided for herein.
     If the Participant wishes to dispose of his or her shares of Stock held in his or her Account without withdrawing from participation, he or she may request the Agent pursuant to Paragraph 12 of the Plan to issue directly to him or her stock certificate(s) for a designated number of the full shares of Stock held in his or her Account and then dispose of such shares himself or herself.
     In addition, a Participant (other than a Director of the Company, an officer of the Company, as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, or any holder of more than 10% of the Company’s Common Stock) who wishes to sell his or her shares of Stock held in his or her Account without withdrawing from participation may request the Agent to sell on the Participant’s behalf a designated number of the full shares of Stock held in the Participant’s Account pursuant to the terms of this Paragraph. The Participant shall bear the expenses of such sale. The shares to be sold on behalf of the Participant shall be sold “at market” on the next Friday following receipt of the Participant’s request to sell if the following three conditions are met: (a)

prior to that Friday the Agent shall have received a request from the Participant to sell a designated number of his or her full shares, (b) there shall be trading in the Stock, and (c) sales of the Stock shall be permitted under the Federal Securities laws and all other applicable laws. In the event that these three conditions are not met on the next Friday following receipt of the Participant’s request to sell, the Agent shall endeavor to sell the Participant’s Stock on the first day after that Friday on which the three conditions are met. The shares sold on behalf of the Participant shall be deducted from the “Stock Position” in that Participant’s Account. No fractional shares shall be sold in the market. In arranging for the sale, the Agent may commingle the selling Participant’s Stock with the Stock of other selling Participants. Neither the Company nor the Agent shall have any liability in connection with the timing of such sale or the price at which the Stock is sold.
     As soon as practicable after the sale of the Participant’s Stock, the Agent will forward to the Participant the net proceeds of such sale (proceeds less the costs of sale and any commissions or other fees involved).
     24. Notices. All notices required to be sent to the Agent shall be sent to:
          AST Equity Plan Solutions, Inc.
          123 South Broad Street, 11th Floor
          Philadelphia, PA 19109
All notices required to be sent to the Company shall be sent to:
          Lance, Inc.
          Post Office Box 32368
          Charlotte, North Carolina 28232
          Attention: Secretary
All notices to Participants shall be sent to the address shown on the Participant’s Payroll Deduction Authorization Form, or such new address as the Participant provides in writing to the Agent and the Company. All notices to Participants shall be deemed to have been given at the earlier of (i) the date on which the Participant actually receives notice or (ii) two days after notice is mailed, postage prepaid, to the address at which notices to the Participant are to be sent in accordance with this Section.
     25. Effective Date; Coordination With Prior Plan. The Plan became effective upon approval by the stockholders of the Company. After approval by the stockholders, participation in the Plan and payroll deductions thereunder began at such times as the Administrative Committee directed. Upon the Plan becoming effective, the Account (as described in the Prior Plan) of each Participant in the Prior Plan became an Account administered under the terms and provisions of this Plan.